UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          AMENDMENT NO. 1 TO FORM 10

                  General Form for Registration of Securities


    Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934


                            MAYQUEST VENTURES, INC.
            (Exact name of registrant as specified in its charter)


                    DELAWARE                           None
        -------------------------------         -------------------
        (State or Other Jurisdiction of          (I.R.S. Employer
         Incorporation or Organization)         Identification No.)

                c/o William Tay
          2000 Hamilton Street, # 943
                Philadelphia, PA                      19130
    ----------------------------------------        ----------
    (Address of Principal Executive Offices)        (Zip Code)


       Registrant's telephone number, including area code: (917) 591-2648

                          Send all correspondence to:
                          ---------------------------

                            William Tay, President
                                P.O. Box 42198
                            Philadelphia, PA 19101
                           Facsimile: (917) 591-2648
                              Email: wtay@56k.net

        Securities to be registered under Section 12(b) of the Act: None

      Securities to be registered under Section 12(g) of the Exchange Act:


   Title of each class to be so            Name of Exchange on which each class
            registered                             is to be registered
   ----------------------------            ------------------------------------
       Common Stock, $.0001                                N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]                       Accelerated filer [ ]

Non-accelerated filer [ ]                         Smaller reporting company [X]
(Do not check if a smaller reporting
company)


                               EXPLANATORY NOTE

       We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.0001 per share (the "Common Stock"), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

       Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

       Unless otherwise noted, references in this registration statement to "Mayquest Ventures, Inc.," the "Company," "we," "our" or "us" means Mayquest Ventures, Inc.


                          FORWARD LOOKING STATEMENTS

       There are statements in this registration statement that are not historical facts. These "forward-looking statements" can be identified by use of terminology such as "believe," "hope," "may," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under "Risk Factors." Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

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ITEM 1.   DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

       Mayquest Ventures, Inc. ("we", "us", "our", the "Company" or the "Registrant") was incorporated in the State of Delaware on February 9, 2009. The Company has been in the developmental stage since inception and has conducted virtually no business operations, other than organizational activities and preparation of this registration statement on Form 10 (the "Registration Statement"). The Company has no full-time employees and owns no real estate or personal property. The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, an existing company.

BUSINESS OF ISSUER

       The Company, based on proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission (the "SEC") defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act of 1934, as amended, (the "Exchange Act") and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the "Securities Act"), the Company also qualifies as a "shell company," because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

       The Company was organized to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market such as the New York Stock Exchange (NYSE), NASDAQ, NYSE Amex Equities, formerly known as the American Stock Exchange (AMEX), and the OTC Bulletin Board, and, as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company's principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

       We intend to either retain an equity interest (common stock) in any private company we engage in a business combination or we may receive cash and/or a combination of cash and common stock from any private company we complete a business combination with. Our desire is that the value of such consideration paid to us would be beneficial economically to our shareholders though there is no assurance of that happening.

PERCEIVED BENEFITS

       There are certain perceived benefits to being a reporting company with a class of publicly-traded securities. These are commonly thought to include the following:

       * the ability to use registered securities to make acquisitions of assets or businesses;

       *  increased visibility in the financial community;

       *  the facilitation of borrowing from financial institutions;

       *  improved trading efficiency;

       *  shareholder liquidity;

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       *  greater ease in subsequently raising capital;

       * compensation of key employees through stock options for which there may be a market valuation;

       *  enhanced corporate image; and

       *  a presence in the United States capital market.

PERCEIVED DISADVANTAGES

        There are also certain perceived disadvantages to being a reporting company. These are commonly thought to include the following:

       *  requirement for audited financial statements;

       *  required publication of corporate information;

       * required filings of periodic and episodic reports with the Securities and Exchange Commission; and

       * increased rules and regulations governing management, corporate activities and shareholder relations.

POTENTIAL TARGET COMPANIES

       A business entity, if any, which may be interested in a business combination with the Company may include the following:

       * a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;

       * a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;

       * a company which wishes to become public with less dilution of its common stock than would occur upon an underwriting;

       * a company which believes that it will be able to obtain investment capital on more favorable terms after it has become public;

       * a foreign company which may wish an initial entry into the United States securities market;

       * a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan; and

       * a company seeking one or more of the other perceived benefits of becoming a public company.

       The analysis of new business opportunities will be undertaken by or under the supervision of the the Company's sole officer and director, Mr. William Tay. The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Company will consider the following kinds of factors:

       * Potential for growth, indicated by new technology, anticipated market expansion or new products;

       * Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

       * Strength and diversity of management, either in place or scheduled for recruitment;

       * Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

       * The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

       *  The extent to which the business opportunity can be advanced;

       * The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

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       *  Other relevant factors.

       In applying the foregoing criteria, no one of which will be controlling, Mr. Tay will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data.

       Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company's limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

       Any private company could seek to become public by filing their own registration statement with the Securities and Exchange Commission and avoid compensating us in any manner and therefore there may be no perceived benefit to any private company seeking a business combination with us as we are obligated under SEC Rules to file a Form 8-K with the SEC within four (4) days of completing a business combination which would include information required by Form 10 on the private company. It is possible that, prior to the Company successfully consummating a business combination with an unaffiliated entity, that entity may desire to employ or retain Mr. Tay for the purposes of providing services to the surviving entity. However, the offer of any post-transaction employment to Mr. Tay will not be a consideration in our decision whether to undertake any proposed transaction. In addition, no finders' fee or other transaction related compensation will be paid to Mr. Tay, the Company, or its affiliates. As a result we may not be able to complete a business combination.

       No assurances can be given that the Company will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target company.

NEGATIVE ASPECTS OF A BUSINESS COMBINATION WITH A REPORTING SHELL COMPANY.

       There are negative aspects of becoming a reporting company through a business combination with a reporting shell company. These are commonly thought to include the following:

       *  The   Securities   and  Exchange  Commission's   (SEC)   general
          prohibition on the resale of restricted securities initially issued by a "shell" company, both before and after an initial business combination, unless registered under the Securities Act of 1933;

       * A longer time until sales of restricted securities could be made in reliance on Rule 144, provided certain conditions are met (as discussed below), including that at least one year has elapsed from the time since the reporting shell company filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company; and

       * Potential liabilities under the federal securities laws for actions of the Company before a business combination.

RULE 144 CONDITIONS FOR RESALE OF SECURITIES ISSUED BY SHELL COMPANIES

       Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, unless the following conditions are met: 1) the issuer of the securities that was formerly a shell company has ceased to be a shell company; 2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934; 3) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and 3) at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

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FORM OF ACQUISITION

       The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the promoters of the opportunity, and the relative negotiating strength of the Company and such promoters.

       It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under
Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization.

       The present stockholders of the Company will likely not have control of a majority of the voting shares of the Company following a reorganization transaction. As part of such a transaction, all or a majority of the Company's directors may resign and new directors may be appointed without any vote by stockholders.

       In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding shares. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

       We may seek to locate a target company through solicitation. Such solicitation may include, but is not limited to; newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more web sites and/or similar methods. We may also utilize consultants in the business and financial communities for referrals of potential target companies.

       We will seek to locate a target company for the Company through solicitation. Such solicitation may include, but is not limited to; newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more web sites and/or similar methods. The Company believes that business opportunities may also come to its attention from various sources, including Mr. Tay, professional advisors such as attorneys, and accountants, securities broker-dealers, venture capitalists, members of the financial community and others who may present unsolicited proposals. The Company has no plans, understanding, agreements, or commitments with any individual for such person to act as a finder of opportunities to the Company. The Company can give no assurances that it will be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available to the Company for implementation of its business plan. Furthermore, the Company can give no assurances that any acquisition, if it occurs, will be on terms that are favorable to the Company or its current stockholders.

       We do not intend to provide our shareholders with complete disclosure concerning a target company and its business, including audited financial statements, prior to a business combination.

       It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial

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management time and attention  and  substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.


       The Company estimates the costs of filing Exchange Act report and costs relating to consummating an acquisition for the next twelve (12) months to be as follows: (i) auditor: $10,000; (ii) attorneys: $20,000; and (iii) financial printer, annual shareholder meeting and miscellaneous: $10,000. All such costs will be paid with additional money contributed by Mr. William Tay, our sole director, officer and stockholder, who has orally agreed to provide the necessary funds, without interest, provided that he is an officer and director of the Company when the obligation is incurred. All advances are interest-free.

       We presently have no employees apart from our management. Our officer and sole director is engaged in outside business activities and anticipates he will devote to our business very limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

       We are voluntarily filing this Registration Statement with the U.S. Securities and Exchange Commission and we're under no obligation to do so under the Securities Exchange Act of 1934.

REPORTS TO SECURITY HOLDERS

       Once this registration statement becomes effective, we will become subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g). Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, NE, Room 1580, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549 at prescribed rates. The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov. In addition, the Company will make available free of charge any of its filings as soon as reasonably practicable after it has electronically filed these materials with, or otherwise furnished them to, the SEC.

ITEM 1A. RISK FACTORS.

       OUR BUSINESS PLAN AND OUR ABILITY TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN ARE SUBJECT TO CERTAIN RISK FACTORS, INCLUDING, THE FOLLOWING:

WE WILL BE UNABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN IF OUR SOLE OFFICER AND DIRECTOR, MR. TAY, DOES NOT, OR IS UNABLE, TO PROVIDE US WITH ADEQUATE CAPITAL TO CONDUCT OUR OPERATIONS AND PAY THE EXPENSES NECESSARY TO CONSUMMATE A BUSINESS COMBINATION.

       We are dependent upon our sole officer and director, Mr. William Tay, to pay our operating expenses and to fund the implementation of our plan of operation. If Mr. Tay fails, or is unable, to provide us with adequate capital to conduct our business operations including the implementation of our business plan, we may never be unable to complete a merger or acquisition.

WE HAVE NO CASH AND NO OPERATIONS AND MAY NOT HAVE ACCESS TO SUFFICIENT CAPITAL TO CONSUMMATE A BUSINESS COMBINATION.

       Payment of our operating expenses and expenses of implementing our business plan is the responsibility of our sole officer and director, Mr. William Tay. We may not be able to take advantage of any available business

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opportunities  because  of  the  limited and uncertain availability of capital.
There is no assurance that Mr. Tay will have sufficient capital to provide us with the necessary funds to successfully implement our plan of operation or that Mr. Tay will continue to provide us with capital in the future.

THERE MAY BE CONFLICT OF INTEREST BETWEEN OUR MANAGEMENT AND OUR NON-MANAGEMENT STOCKHOLDERS.

       Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders. Further, our management's own pecuniary interest may at some point compromise its fiduciary duty to our stockholders.

THERE MAY BE A CONFLICT OF INTEREST BETWEEN OUR COMPANY AND OTHER PUBLIC SHELL COMPANY OWNED AND MANAGED BY OUR SOLE OFFICER AND DIRECTOR.

Our sole officer and director, Mr. William Tay, currently serves as an officer and director of other blank check shell companies. Some of these companies with which Mr. Tay is affiliated may be in direct competition with the Company for the acquisition of available business opportunities. This poses a potential conflict of interest for our sole officer and director. Neither the Company nor the other shell companies with which our sole officer and director is affiliated has adopted any policy with respect to resolving any potential conflict of interest and it is possible that any conflict or interest that arises between the companies may not be resolved in the Company's favor. In the event that such a conflict arises, Mr. Tay will work to address the conflict in a manner that does not have a negative impact on the Company or its shareholders. Additionally, Mr. Tay will devote a limited amount of his time to the affairs of the Company. There will be occasions when the time requirement of the Company's business conflict with the demands of Mr. Tay's other business and investment activities.

OUR BUSINESS IS DIFFICULT TO EVALUATE BECAUSE WE HAVE NO OPERATING HISTORY.

       As the Company has no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination. The Company has had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

THERE IS COMPETITION FOR THOSE PRIVATE COMPANIES SUITABLE FOR A MERGER TRANSACTION OF THE TYPE CONTEMPLATED BY OUR MANAGEMENT.

       The Company is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

FUTURE SUCCESS IS HIGHLY DEPENDENT ON THE ABILITY OF OUR MANAGEMENT TO LOCATE AND ATTRACT A SUITABLE ACQUISITION.

       The nature of our operations is highly speculative and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition

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and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

CONTROL BY MANAGEMENT

       As of the date of this registration statement, the management of the Company owned approximately 100% of the Company's outstanding shares. Future investors will own a minority percentage of the Company's Common Stock and will have no voting rights. Future investors will not have the ability to control a vote of the Company's Shareholders or Board of Directors, if management controls.

OUR STOCKHOLDERS MAY ENGAGE IN A TRANSACTION TO CAUSE THE COMPANY TO REPURCHASE THEIR SHARES OF COMMON STOCK

       In order to provide an interest in the Company to a third party, our stockholders may choose to cause the Company to sell Company securities to third parties, with the proceeds of such sale being utilized by the Company to repurchase shares of common stock held by the stockholders. As a result of such transaction, our management, principal stockholders and Board of Directors may change.

THE COMPANY HAS NO EXISTING AGREEMENT FOR A BUSINESS COMBINATION OR OTHER TRANSACTION.

       We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

OUR MANAGEMENT INTENDS TO DEVOTE ONLY A LIMITED AMOUNT OF TIME TO SEEKING A TARGET COMPANY WHICH MAY ADVERSELY IMPACT OUR ABILITY TO IDENTIFY A SUITABLE ACQUISITION CANDIDATE.

       While seeking a business combination, management anticipates devoting no more than a few hours per week to the Company's affairs in total. Our officer has not entered into a written employment agreement with us and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

IF WE CONSUMMATE A BUSINESS COMBINATION BY WAY OF AN ACQUISITION, WE WILL NOT BE REQUIRED TO SUBMIT SUCH TRANSACTION TO A VOTE OF OUR STOCKHOLDERS AND PROVIDE THEM WITH COMPLETE DISCLOSURE CONCERNING THE TARGET BUSINESS PRIOR TO A BUSINESS COMBINATION.

       If we consummate a business combination by way of an acquisition of the capital stock or assets of a target business, the transaction may be accomplished in the sole determination of management without any vote or approval by stockholders. Accordingly, holders of our securities at the time of any business combination may not have an opportunity to evaluate the target business and its management, including audited financial statements, prior to any business combination, instead will have to rely on the judgment of management in assessing the future profitability and viability of the target business.

THE CURRENT ECONOMIC CONDITIONS COULD HAVE A NEGATIVE EFFECT ON OUR ABILITY TO COMPLETE A BUSINESS COMBINATION.

       The current market conditions have materially and adversely affected the debt and equity capital markets in the United States, which could have a negative impact on our ability to complete a business combination. The U.S. capital markets have been experiencing extreme volatility and disruption for

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more than 12 months as evidenced  by  a  lack  of liquidity in the debt capital markets, significant write-offs in the financial services sector, the repricing of credit risk in the broadly syndicated credit market and the failure of major financial institutions. These events have contributed to worsening general economic conditions that are materially and adversely impacting the broader financial and credit markets and reducing the availability of credit and equity capital for the markets as a whole. We believe that the U.S. economy has entered into a period of severe recession, and forecasts for 2009 generally call for a weakening economy in the United States, with the continuation of the economic recession and possibly an economic depression. As a result, we believe these conditions may continue for a prolonged period of time or worsen in the future. A prolonged period of market illiquidity could have an adverse effect on our ability to complete a business combination.


REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY.

       The Company has no business that produces revenues, however, the rules and regulations pursuant to the Exchange Act require a public company to provide periodic reports which will require that the Company engage legal, accounting and auditing services. The engagement of such services can be costly and the Company is likely to incur losses which may adversely affect the Company's ability to continue as a going concern. Additionally, the Sarbanes-Oxley Act of 2002 will require that the Company establish and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes Oxley Act of 2002 and the limited time that management will devote to the Company may make it difficult for the Company to establish and maintain adequate internal controls over financial reporting. In the event the Company fails to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or prevent fraud, which may harm our financial condition and result in loss of investor confidence and a decline in our share price.

THE TIME AND COST OF PREPARING A PRIVATE COMPANY TO BECOME A PUBLIC REPORTING COMPANY MAY PRECLUDE US FROM ENTERING INTO A MERGER OR ACQUISITION WITH THE MOST ATTRACTIVE PRIVATE COMPANIES.

       Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

THE COMPANY MAY BE SUBJECT TO FURTHER GOVERNMENT REGULATION WHICH WOULD ADVERSELY AFFECT OUR OPERATIONS.

       Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

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

ANY POTENTIAL ACQUISITION OR MERGER WITH A FOREIGN COMPANY MAY SUBJECT US TO ADDITIONAL RISKS.

       If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

OUR STOCKHOLDERS MAY HAVE A MINORITY INTEREST IN THE COMPANY FOLLOWING A BUSINESS COMBINATION.

       If we enter into a business combination with a company with a value in excess of the value of our Company, and issue shares of our Common Stock to the stockholders of such company as consideration for merging with us, our stockholders will likely own less than 50% of the Company after the business combination. The stockholders of the acquired company would therefore be able to control the election of our board of directors (the "Board of Directors") and control our Company.

THERE IS CURRENTLY NO TRADING MARKET FOR OUR COMMON STOCK.

       Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until we complete a business combination with an operating business and we thereafter file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"). Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations.

       Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

RESTRICTIONS ON THE SALES OF OUR COMMON STOCK

       All of the presently outstanding shares of common stock (31,340,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. These final rules may be found at: www.sec.gov/rules/final/2007/33-8869.pdf. Pursuant to the new Rule 144, one year must elapse from the time a "shell company", as defined in Rule 405, ceases to be "shell company" and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the "Exchange Act"). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type

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

information with the SEC reflecting its status as an entity that is not a shell company.

       At the present time, the Company is classified as a "shell company" as defined in Rule 12b-2 of the Securities and Exchange Act of 1934. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a "shell company"; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

       There can be no assurance that we will ever meet these conditions and any purchases of our shares are subject to these restrictions on resale. A purchase of our shares may never be available for resale as we can not be assured we will ever lose our shell company status.

WE HAVE NEVER PAID DIVIDENDS ON OUR COMMON STOCK.

       We have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

THE COMPANY MAY BE SUBJECT TO CERTAIN TAX CONSEQUENCES IN OUR BUSINESS, WHICH MAY INCREASE OUR COST OF DOING BUSINESS.

       We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

OUR BUSINESS WILL HAVE NO REVENUES UNLESS AND UNTIL WE MERGE WITH OR ACQUIRE AN OPERATING BUSINESS.

       We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully merge with or acquire an operating business.

THE COMPANY INTENDS TO ISSUE MORE SHARES IN A MERGER OR ACQUISITION, WHICH WILL RESULT IN SUBSTANTIAL DILUTION TO EXISTING SHAREHOLDERS.

       Our Certificate of Incorporation authorizes the issuance of a maximum of 250,000,000 shares of common stock and a maximum of 20,000,000 shares of preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm's-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially and adversely affected.

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

THE COMPANY HAS CONDUCTED NO MARKET RESEARCH OR IDENTIFICATION OF BUSINESS OPPORTUNITIES, WHICH MAY AFFECT OUR ABILITY TO IDENTIFY A BUSINESS TO MERGE WITH OR ACQUIRE.

       The Company has neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

BECAUSE WE MAY SEEK TO COMPLETE A BUSINESS COMBINATION THROUGH A "REVERSE MERGER," FOLLOWING SUCH A TRANSACTION WE MAY NOT BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS.

       Additional risks may exist since we will assist a privately held business to become public through a "reverse merger." Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

WE CANNOT ASSURE YOU THAT FOLLOWING A BUSINESS COMBINATION WITH AN OPERATING BUSINESS, OUR COMMON STOCK WILL BE LISTED ON NASDAQ OR ANY OTHER SECURITIES EXCHANGE.

       Following a business combination, we may seek the listing of our common stock on NASDAQ or the NYSE Amex Equities. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the "pink sheets," where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

OUR CERTIFICATE OF INCORPORATION AUTHORIZES THE ISSUANCE OF PREFERRED STOCK.

       Our Certificate of Incorporation authorizes the issuance of up to 20,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future.

WE WILL BE DEEMED A BLANK CHECK COMPANY UNDER RULE 419 OF THE SECURITIES ACT OF 1933. IN ANY SUBSEQUENT OFFERINGS, WE WILL HAVE TO COMPLY WITH RULE 419.

       If we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or shell company, we will have to fully comply with SEC Rule 419 and deposit all funds in escrow pending advice about the proposed transaction to our stockholders

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fully  disclosing  all  information  required  by  Regulation 14 of the SEC and seeking the vote and agreement of investment of those stockholders to whom such securities were offered; if no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our advice about the proposed transaction, all funds that must be held in escrow by us under Rule 419, as applicable, will be promptly returned to any such stockholder. All securities issued in any such offering will likewise be deposited in escrow, pending satisfaction of the foregoing conditions. This is only a brief summary of Rule 419.

ITEM 2. FINANCIAL INFORMATION.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION.

       The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

       The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with additional money contributed by William Tay, our sole director, officer and stockholder, or another source.

       During the next 12 months we anticipate incurring costs related to:

       (i) filing of Exchange Act reports, and

       (ii) investigating, analyzing and consummating an acquisition.

       The Company estimates the costs of filing Exchange Act report and costs relating to investigating, analyzing and consummating an acquisition for the next twelve (12) months to be as follows: (i) auditor: $10,000; (ii) attorneys:
$20,000; and (iii) financial printer, annual shareholder meeting and miscellaneous: $10,000. The Company believes it will be able to meet these costs through use of funds advanced to the Company by its sole officer and director and majority shareholder, Mr. William Tay, and through deferral of fees by certain service providers. Mr. Tay has orally agreed to provide such funds to the Company, without interest, provided that he is an officer and director of the Company when the obligation is incurred. All advances are interest-free.

       The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

       Our management has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

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       Our management anticipates  that  it  will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

       The Company anticipates that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital that we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

       Currently, market and economic conditions continue to be disrupted and volatile due to a significant downturn in the global economy. The volatility and disruption in the global financial markets have reached unprecedented levels. The availability and cost of credit has been materially affected. Concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the U.S. mortgage market and a declining residential real estate market in the U.S. have contributed to this increased volatility and diminished expectations for the economy. These factors, combined with declining business and consumer confidence, increased unemployment, lower business investment, lower corporate earnings, lower family income and lower consumer spending have precipitated an economic recession. It is difficult to predict how long the current economic conditions will persist, whether they will deteriorate further, and what effect they will have on our ability to consummate a business combination.

       We have no operating history, no cash, no assets and our business plan has significant business risks. Because of these factors, our Independent Registered Certified Public Accounting Firm has issued an audit opinion on our financial statements which includes a statement describing our going concern status. This means in our auditor's opinion, there is substantial doubt about our ability to continue as a going concern.

OFF-BALANCE SHEET ARRANGEMENTS

       We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

ITEM 3. PROPERTIES.

       The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its management at no cost. Management estimates such amounts to be immaterial. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

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ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

       The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending arrangements that may cause a change in control. However, it is anticipated that there will be one or more change of control, including adding members of management, possibly involving the private sale or redemption of our principal shareholder's securities or our issuance of additional securities, at or prior to the closing of a business combination.

       The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.


                              Amount and Nature of
Name and Address (1)          Beneficial Ownership     Percentage of Class (2)
--------------------          --------------------     -----------------------

William Tay (3)                   31,340,000                    100%

All Officers and Directors
as a group (1 person)             31,340,000                    100%

--------------------

   (1) The address for the person named in the table above is c/o the Company.
   (2) Based on 31,340,000 shares outstanding as of the date of this Registration Statement.
   (3) William Tay is President, Chief Financial Officer, Secretary and Director of the Company.


       This table is based upon information derived from our stock records. We believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned; except as set forth above, applicable percentages are based upon 31,340,000 shares of common stock outstanding as of the date of this registration statement on Form 10.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

(a)  Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:


Name                      Age      Position(s)
----                      ---      -----------

William Tay               38       President, Secretary, Treasurer and Director


       William Tay acts as President, Secretary, Treasurer and Director for the Company. Mr. Tay has served as an officer and Director of the Company since its formation on February 9, 2009. Mr. Tay is also sole officer and Director of Bayrock Ventures, Inc., Empire Asia Resources Corp., Glacier Enterprises, Inc., Greenrock Ventures, Inc., Greenstone Ventures, Inc. and Winrock International, Inc. None of these companies currently conduct any business other than filing a registration statement with the Securities and Exchange Commission on Form 10. Since 2004, Mr. Tay has been president and Director of TBM Investments, Inc., a private company he founded to manage his own investments. Beginning in 1999 through 2004 Mr. Tay held directorships in the following publicly reporting, trading companies: Legend International Holdings, Inc. (OTC-BB: LGDI) from November 2003 to November 2004, Playlogic Entertainment, Inc. (OTC-BB: PLGC) from May 2001 to June 2004, and Global Energy Group, Inc. (OTC: GENG) from October 1999 to August 2001. For the past five years, Mr. Tay has also held directorships in the following publicly reporting, non-trading companies:
Rampart Studios, Inc., Asia Quest Ventures, Inc., Tai Pan Holding, Inc., Fox Energy Corp., Westmont Acquisition Corp., Norquest Acquisition Corp., Dutch Oven Gold Group Inc., Greater China Acquisition Corp., Advanced Scientific
Holding, Inc., Axcess Medical Imaging Corp., Cosway Industries, Inc., Actavision Ventures, Inc., IntelliCapital, Inc., Highlander Acquisition Corp., Stoneleigh Acquisition Corp., Sentosa Financial Investments, Ltd., Mondeo Investments, Inc., Kingsway Capital, Inc., Dalian Capital Group, Inc., Voorhees Acquisition Corp. and Aux (USA) Inc.

       The Company's sole officer and director, Mr. Tay, has been involved in rehabilitating dormant shell companies in the past for acquisition by target companies.

PREVIOUS BLANK CHECK OFFERINGS

       No member of management, or any promoter of the Company, or an affiliate of either, has been involved in any previous blank check offerings.

PRIOR AND CURRENT BLANK CHECK COMPANY EXPERIENCE

       The SEC reporting blank check companies that Mr. William Tay serves or has served as an officer and director are listed in the following table:

COMPANY NAME    FILING DATE   OPERATING STATUS      SEC    ADDITIONAL INFORMATION
                OF                                  FILE
                REGISTRATION                        NUMBER
                STATEMENT
Bayrock         09/18/08      Operating             000-   To date no merger has been effectuated and the Company's shares are not
Ventures, Inc.                                      53421  available on any public market. No IPO or offering has been undertaken for this company. Mr. Tay is still the sole officer and director of the
                                                           Company.
Empire Asia     05/26/09      Pending Effectiveness 000-   To date no merger has been effectuated and the Company's shares are not
Resources Corp.                                     53682  available on any public market. No IPO or offering has been undertaken for this company. Mr. Tay is still the sole officer and director of the
                                                           Company.

17

Glacier         06/03/09      Pending Effectiveness 000-   To date no merger has been effectuated and the Company's shares are not
Enterprises,                                        53686  available on any public market. No IPO or offering has been undertaken
Inc.                                                       for this company. Mr. Tay is still the sole officer and director of the
                                                           Company.
Greenstone      06/12/09      Pending Effectiveness 000-   To date no merger has been effectuated and the Company's shares are not
Ventures, Inc.                                      53699  available on any public market. No IPO or offering has been undertaken for this company. Mr. Tay is still the sole officer and director of the
                                                           Company.
Mayquest        06/16/09      Pending Effectiveness 000-   To date no merger has been effectuated and the Company's shares are not
Ventures, Inc.                                      53701  available on any public market. No IPO or offering has been undertaken for this company. Mr. Tay is still the sole officer and director of the
                                                           Company.
Winrock         06/17/09      Pending Effectiveness 000-   To date no merger has been effectuated and the Company's shares are not
International,                                      53702  available on any public market. No IPO or offering has been undertaken
Inc.                                                       for this company. Mr. Tay is still the sole officer and director of the
                                                           Company.
Actavision      03/21/07      Operating             000-   To date no merger has been effectuated and the Company's shares are not
Ventures, Inc.                                      52514  available on any public market. No IPO or offering has been undertaken for this company. Mr. Tay resigned as an officer and director on 09/30/07 and sold 100% of his shares in the Company for $45,000 in cash.
Advanced        05/08/07      Operating             000-   To date no merger has been effectuated and the Company's shares are not
Scientific                                          52629  available on any public market. No IPO or offering has been undertaken
Holding, Inc.                                              for this company. Mr. Tay resigned as an officer and director on 01/15/08
F/K/A Skytrip                                              and sold 98% of his shares in the Company for $69,900 in cash and
Holdings, Inc.                                             retained 626,800 shares.
Asia Quest      09/08/08      Operating             000-   To date no merger has been effectuated and the Company's shares are not
Ventures, Inc.                                      53402  available on any public market. No IPO or offering has been undertaken for this company. Mr. Tay resigned as an officer and director on 03/10/09 and sold 100% of his shares in the Company for $39,995 in cash.
Aux (USA) Inc., 06/25/04      Operating             000-   To date no merger has been effectuated and the Company's shares are not
F/K/A Heritage                                      50821  available on any public market. No IPO or offering has been undertaken
Capital Group,                                             for this company. Mr. Tay resigned as an officer and director on 10/05/04
Inc.                                                       and sold 100% of his shares in the Company for $55,000 in cash.
Cosway          03/30/07      Operating             000-   To date no merger has been effectuated and the Company's shares are not
Industries,                                         52538  available on any public market. No IPO or offering has been undertaken
Inc.                                                       for this company. Mr. Tay resigned as an officer and director on 10/12/07 and sold 100% of his shares in the Company for $45,000 in cash.

18

Dalian Capital  08/15/06      Operating             000-   To date no merger has been effectuated and the Company's shares are not
Group, Inc.                                         52185  available on any public market. No IPO or offering has been undertaken for this company. Mr. Tay resigned as an officer and director on 10/16/06 and sold 100% of his shares in the Company for $75,000 in cash.
Dutch Oven Gold 03/04/08      Operating             000-   To date no merger has been effectuated and the Company's shares are not
Group Inc.,                                         53120  available on any public market. No IPO or offering has been undertaken
F/K/A Nexam                                                for this company. Mr. Tay resigned as an officer and director on 05/23/08
Acquisition                                                and sold 100% of his shares in the Company for $59,950 in cash.
Corp.
Axcess Medical  04/13/07      Operating             000-   The Company merged with Axcess Medical Imaging Corp. and its shares are
Imaging Corp.,                                      52563  not available on any public market. No IPO or offering has been
F/K/A Firstway                                             undertaken for this company. Mr. Tay resigned as an officer and director
Enterprises,                                               on 12/14/07 and sold 99% of his shares for $55,900 in cash and retained
Inc.                                                       313,400 shares
Fox Energy      03/21/08      Operating             000-   To date no merger has been effectuated and the Company's shares are not
Corp., F/K/A                                        53140  available on any public market. No IPO or offering has been undertaken
Trivest                                                    for this company. Mr. Tay resigned as an officer and director on 11/03/08
Acquisition                                                and sold 99% of his shares in the Company for $59,950 in cash and
Corp.                                                      retained 313,400 shares.

Greater China    04/20/07 Operating 000-52573 To date no merger has been effectuated and the Company's shares are not available on
Acquisition                                   any public market. No IPO or offering has been undertaken for this company. Mr. Tay
Corp.                                         resigned as an officer and director on 02/18/08 and sold 98% of his shares in the
                                              Company for $79,900 in cash and retained 626,800 shares.
Highlander       11/02/06 Operating 000-52291 To date no merger has been effectuated and the Company's shares are not available on
Acquisition                                   any public market. No IPO or offering has been undertaken for this company. Mr. Tay
Corp.                                         resigned as an officer and director on 04/17/07 and sold 100% of his shares in the
                                              Company for $49,000 in cash.
IntelliCapital,  04/09/07 Operating 000-52553 To date no merger has been effectuated and the Company's shares are not available on
Inc.                                          any public market. No IPO or offering has been undertaken for this company. Mr. Tay resigned as an officer and director on 12/03/07 and sold 99% of his shares in the
                                              Company for $59,900 in cash and retained 313,400 shares.
Kingsway         08/25/06 Operating 000-52198 To date no merger has been effectuated and the Company's shares are not available on
Capital, Inc.                                 any public market. No IPO or offering has been undertaken for this company. Mr. Tay resigned as an officer and director on 10/26/06 and sold 100% of his shares in the
                                              Company for $69,500 in cash.
19

Mondeo           08/25/06 Operating 000-52199 To date no merger has been effectuated and the Company's shares are not available on
Investments,                                  any public market. No IPO or offering has been undertaken for this company. Mr. Tay
Inc.                                          resigned as an officer and director on 03/14/07 and sold 100% of his shares in the
                                              Company for $40,000 in cash.
Norquest         03/10/08 Operating 000-53129 To date no merger has been effectuated and the Company's shares are not available on
Acquisition                                   any public market. No IPO or offering has been undertaken for this company. Mr. Tay
Corp.                                         resigned as an officer and director on 07/01/08 and sold 100% of his shares in the
                                              Company for $59,950 in cash.
Rampart Studios, 09/26/08 Operating 000-53441 To date no merger has been effectuated and the Company's shares are not available on
Inc., F/K/A                                   any public market. No IPO or offering has been undertaken for this company. Mr. Tay
Edgeworth                                     resigned as an officer and director on 03/02/09 and sold 100% of his shares in the
Investments,                                  Company for $45,000 in cash.
Inc.

Sentosa       11/13/06 Operating 000-52312 To date no merger has been effectuated and the Company's shares are not available on any
Financial                                  public market. No IPO or offering has been undertaken for this company. Mr. Tay resigned
Investments,                               as an officer and director on 06/27/07 and sold 100% of his shares in the Company for
Ltd.                                       $35,000 in cash.
Stoneleigh    11/21/06 Operating 000-52328 To date no merger has been effectuated and the Company's shares are not available on any
Acquisition                                public market. No IPO or offering has been undertaken for this company. Mr. Tay resigned
Corp.                                      as an officer and director on 03/21/07 and sold 100% of his shares in the Company for
                                           $40,000 in cash.
Tai Pan       03/28/08 Operating 000-53148 The Company merged with Tai Pan Holding Inc. and its shares are not available on any
Holding Inc.,                              public market. No IPO or offering has been undertaken for this company. Mr. Tay resigned
F/K/A                                      as an officer and director on 01/18/09 and sold 100% of his shares for $39,950 in cash.
UniCapital
Acquisition
Corp.
Voorhees      11/24/04 Operating 000-51045 To date no merger has been effectuated and the Company's shares are not available on any
Acquisition                                public market. No IPO or offering has been undertaken for this company. Mr. Tay resigned
Corp.                                      as an officer and director on 02/01/05 and sold 100% of his shares in the Company for
                                           $55,000 in cash.

20

Westmont      04/04/08 Operating 000-53152 To date no merger has been effectuated and the Company's shares are not available on any
Acquisition                                public market. No IPO or offering has been undertaken for this company. Mr. Tay resigned
Corp.                                      as an officer and director on 10/20/08 and sold 100% of his shares in the Company for
                                           $49,950 in cash.

       The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

       The Company has no employees other than Mr. Tay.

(b) Significant Employees. None.

(c) Family Relationships. None.

(d) Involvement in Certain Legal Proceedings.

       No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last five years in any of the following:

       * Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

       * Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

       *  Being   subject  to  any  order,  judgment,   or   decree,   not
          subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

       * Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

(e) The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

(f) Code of Ethics. We do not currently have a code of ethics.

ITEM 6. EXECUTIVE COMPENSATION.

       No officer or director has received any compensation from the Company since the inception of the Company. Until the Company acquires additional capital, it is not anticipated that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company. Our officers and directors intend to devote very limited time to our affairs.

       The Company has no stock option, retirement, pension, or profit sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

       There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be disclosed.

       The Company does not have a standing compensation committee or a committee performing similar functions, since the Board of Directors has determined not to compensate the officers and directors until such time that the Company completes a reverse merger or business combination.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR
INDEPENDENCE.

       On February 9, 2009 (inception), the Company issued 31,340,000 restricted shares of its common stock to William Tay in exchange for incorporation fees, annual resident agent fees in the State of Delaware and developing our business concept and plan. All shares were considered issued at their par value ($.0001 per share). Mr. Tay, the sole officer and director of the Company, is the sole shareholder of the Company. With respect to the sales made to Mr. Tay, the Company relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

       William Tay, the Company's sole officer and director (its original incorporator), has paid all expenses incurred by the Company, which includes only resident agent fees, basic state and local fees and taxes. On a going forward basis, Mr. Tay has committed to taking responsibility for all expenses incurred by the Company through the date of completion of a business transaction described in Item 1 of this Form 10. Therefore, the Company will not have any expenses until the consummation of a transaction.

       William Tay is involved in other business activities and may, in the future, become involved in other business opportunities that become available. Mr. Tay may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

       We utilize the office space and equipment of our stockholder at no cost. Management estimates such amounts to be immaterial.

       Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE.

       The Company has not:

       * established its own definition for determining whether its directors and nominees for directors are "independent" nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current director would not be deemed to be "independent" under any applicable definition given that he is an officer of the Company; nor

       *  established any committees of the board of directors.

       Given the nature of the Company's business, its limited stockholder base and the current composition of management, the board of directors does not believe that the Company requires any corporate governance committees at this time. The board of directors takes the position that management of a target business will establish committees that will be suitable for its operations after the Company consummates a business combination.

       As of the date hereof, the entire board serves as the Company's audit committee.

ITEM 8. LEGAL PROCEEDINGS.

       There are presently no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

(a) Market Information.

       The Company's common stock does not trade, nor is it admitted to quotation, on any stock exchange or other trading facility. Management has no present plan, proposal, arrangement or understanding with any person with regard to the development of a trading market in any of our securities. We cannot assure you that a trading market for our common stock will ever develop. The Company has not registered its class of common stock for resale under the blue sky laws of any state and current management does not anticipate doing so. The holders of shares of common stock, and persons who may desire to purchase shares of our common stock in any trading market that might develop in the future, should be aware that significant state blue sky law restrictions may exist which could limit the ability of stockholders to sell their shares and limit potential purchasers from acquiring our common stock.

       The Company is not obligated by contract or otherwise to issue any securities and there are no outstanding securities which are convertible into or exchangeable for shares of our common stock. All outstanding shares of our common stock are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act of 1933, because they were issued in a private transaction not involving a public offering. Accordingly, none of the outstanding shares of our common stock may be resold, transferred, pledged as collateral or otherwise disposed of unless such transaction is registered under the Securities Act of 1933 or an exemption from registration is available. In connection with any transfer of shares of our common stock other than pursuant to an effective registration statement under the Securities Act of 1933, the Company may require the holder to provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred shares under the Securities Act of 1933.

       Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, like us, unless the following conditions are met:

       * the issuer of the securities that was formerly a shell company has ceased to be a shell company;

       * the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;

       * the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

       * at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

       Neither the Company nor its officer and director has any present plan, proposal, arrangement, understanding or intention of selling any unissued or outstanding shares of common stock in the public market subsequent to a business combination. Nevertheless, in the event that a substantial number of shares of our common stock were to be sold in any public market that may develop for our securities subsequent to a business combination, such sales may adversely affect the price for the sale of the Company's common stock securities in any such trading market. We cannot predict what effect, if any, market sales of currently restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any.

(b) Holders.

       As of April 30, 2009, there was one (1) record holder of an aggregate of 31,340,000 shares of our Common Stock issued and outstanding.

(c) Dividends.

       The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company's business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

       None.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

       Since  inception,  the  Company  has  issued  and  sold   the  following
securities without the benefit of registration under the Securities Act of 1933, as amended:

Issuances Pursuant to Section 4(2) of the Securities Act of 1933:

       On February 9, 2009, the day of its incorporation, the Company issued an aggregate of 31,340,000 restricted shares of its common stock to William Tay in exchange for incorporation fees and annual resident agent fees in the State of Delaware and developing our business concept and plan.

       We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

       * None of these issuances involved underwriters, underwriting discounts or commissions;

       *  We placed restrictive legends on all certificates issued;

       *  No sales were made by general solicitation or advertising;

       *  Sales were made only to accredited investors

       In connection with the above transactions, we provided the following to all investors:

       *  Access to all our books and records.

       * Access to all material contracts and documents relating to our operations.

       * The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

       The Company's Board of Directors has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. The Company currently has no commitments to issue any shares of common stock. However, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a business combination. Since the Company expects to issue additional shares of common stock in connection with a business combination, existing stockholders of the Company may experience substantial dilution in their shares. However, it is impossible to predict whether a business combination will ultimately result in dilution to existing shareholders. If the target has a relatively weak balance sheet, a business combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be little or no dilution.

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

AUTHORIZED CAPITAL STOCK

       The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, par value $.0001 per share, of which there are 31,340,000 issued and outstanding, and 20,000,000 shares of Preferred Stock, par value $.0001 per share, of which none have been designated or issued. The following summarized the important provisions of the Company's capital stock.

COMMON STOCK

       Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

       Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

PREFERRED STOCK

       The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

       The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

       The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

DIVIDENDS

       Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

TRADING OF SECURITIES IN SECONDARY MARKET

       The Company presently has 31,340,000 shares of common stock issued and outstanding, all of which are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering.

       Following a business combination, a target company will normally wish to list its common stock for trading in one or more United States markets. The target company may elect to apply for such listing immediately following the business combination or at some later time.

       In order to qualify for listing on the Nasdaq SmallCap Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq SmallCap Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 shareholders.

       If, after a business combination, we do not meet the qualifications for listing on the Nasdaq SmallCap Market, we may have our securities quoted on OTC Bulletin Board.

       The OTC Bulletin Board is a market maker or dealer-driven system offering quotation and trading reporting capabilities - a regulated quotation service - that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting market makers or dealers in stocks.

       Only market makers can apply to quote securities on the OTC Bulletin Board. A market maker who desires to initiate quotations in the OTC Bulletin Board system must complete an application (Form 211) (unless an exemption is applicable) and by doing so, will have to represent that it has satisfied all applicable requirements of the Securities and Exchange Commission Rule 15c2-11 and the filing and information requirements promulgated under the Financial Industry Regulatory Authority (FINRA) Bylaws. The OTC Bulletin Board will not charge us a fee for being quoted on the service. FINRA rules prohibit market makers from accepting any remuneration in return for quoting issuers' securities on the OTC Bulletin Board or any similar medium. FINRA will review the market maker's application (unless an exemption is applicable) and if cleared, it cannot be assumed by any investor that any federal, state or self-regulatory requirements other than certain FINRA rules and Rule 15c2-11 have been considered by FINRA. Furthermore, the clearance should not be construed by any investor as indicating that FINRA, the Securities and Exchange Commission, or any state securities commission has passed upon the accuracy or adequacy of the documents contained in the submission. In addition, securities that are traded on the OTC Bulletin Board only to the extent that there is interest by broker-dealers in acting as market makers.

       In certain cases we may elect to have our securities initially quoted in the "pink sheets" published by the Pink Sheets, LLC.

RULES 504, 505 AND 506 OF REGULATION D

       The Commission is of the opinion that Rule 504 of Regulation D regarding exemption for limited offerings and sales of securities not exceeding $1,000,000 is not available to blank check companies. However, Rules 505 and 506 of Regulation D are available.

       We have considered the possible need and intend to issue shares prior to any business combination relying on the exemption provided under Regulation D of The Securities Act of 1933 as the need arises to complete a business combination, to retain a consultant, finder or other professional to locate and investigate a potential target company or for any other requirement we deem necessary and in the interest of our shareholders. We do not intend to conduct a registered offering of our securities at this time. We have taken no action in furtherance of any offering of any securities at this time as our only activities since inception have been limited to organizational efforts, obtaining initial financing, and preparing a registration statement on Form 10 to file with the Securities and Exchange Commission.

TRANSFER AGENT

       It is anticipated that Holladay Stock Transfer, Inc., Scottsdale, Arizona will act as transfer agent for the Company's common stock. However, the Company may appoint a different transfer agent or act as its own until a merger candidate can be identified.

(B) DEBT SECURITIES.  NONE.

(C) OTHER SECURITIES TO BE REGISTERED. NONE.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

       The Company's Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

       The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

       - any breach of the director's duty of loyalty to the corporation or its stockholders;

       - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

       - payments of unlawful dividends or unlawful stock repurchases or redemptions; or

       - any transaction from which the director derived an improper personal benefit.

       The Company's Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

       We set forth below a list of our audited financial statements included in this Registration Statement on Form 10*.

       (i)   Balance Sheet as of April 30, 2009.

       (ii) Statement of Operations for the period from inception (February 9, 2009) through April 30, 2009.

       (iii) Statement of Changes in Stockholders' Equity (Deficit) for the period from inception (February 9, 2009) through April 30, 2009.

       (iv) Statement of Cash Flows for the period from inception (February 9, 2009) through April 30, 2009.

       (v)   Notes to Financial Statements.

*The financial statements follows page 20 to this Registration Statement on Form 10.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

       There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements.

       The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence following page 20.

(b) Exhibits.

Exhibit
Number         Description
------         -----------

3.1            Certificate of Incorporation*

3.2            By-Laws*

3.3            Specimen Stock Certificate*

-------------
 *Indicates exhibit was previously filed.

                                  SIGNATURES

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 27, 2009

                                            Mayquest Ventures, Inc.



                                            By: /s/ William Tay
                                            -----------------------------------
                                            William Tay
                                            President and Director
                                            Principal Executive Officer
                                            Principal Financial Officer

                            MAYQUEST VENTURES, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                             FINANCIAL STATEMENTS

                             AS OF APRIL 30, 2009
                   AND FOR THE PERIOD FROM FEBRUARY 9, 2009
                     (DATE OF INCEPTION) TO APRIL 30, 2009

                                   CONTENTS

Financial Statements                                                      PAGE*
--------------------                                                      ----

Report of Independent Registered Public Accounting Firm                    F-1

Balance Sheet as of April 30, 2009                                         F-2

Statement of Operations for the period from inception
(February 9, 2009) through April 30, 2009.                                 F-3

Statement of Changes in Stockholders' Equity (Deficit)
for the period from inception (February 9, 2009) through
April 30, 2009                                                             F-4

Statement of Cash Flows for the period from inception
(February 9, 2009) through April 30, 2009.                                 F-5

Notes to Financial Statements                                              F-6

                            STAN JEONG-HA LEE, CPA
             2160 NORTH CENTRAL RD SUITE 203 * FORT LEE T NJ 07024
                 P.O. BOX 436402 * SAN YSIDRO * CA 92143-9402
                        619-623-7799 T FAX 619-564-3408



            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
Mayquest Ventures, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Mayquest Ventures, Inc. (a development stage company) as of April 30, 2009 and the related statements of operation, changes in shareholders' equity and cash flows for the period from February 9, 2009 (inception) to April 30, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mayquest Ventures, Inc. as of April 30, 2009, and the results of its operation and its cash flows for the period from February 9, 2009 (inception) to April 30, 2009 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


 /s/ Stan Jeong-Ha Lee, CPA
------------------------------------
Stan Jeong-Ha Lee, CPA
Fort Lee, NJ 07024
May 20, 2009








         Registered with the Public Company Accounting Oversight Board Member of New Jersey Society of Certified Public Accountants


                           Mayquest Ventures, Inc.
                        (A Development Stage Company)
                                Balance Sheet



                                                                 As of
                                                                April 30,
                                                                  2009
                                                              ------------
                                   ASSETS

    Current Assets

          Cash                                                $         --
                                                              ------------

    Total Current Assets                                                --
                                                              ------------

          TOTAL ASSETS                                        $         --
                                                              ============


                 LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

    Current Liabilities                                       $         --
                                                              ------------

    Total Current Liabilities                                           --
                                                              ------------

          TOTAL LIABILITIES                                             --


    Stockholders' Equity (Deficit)

         Preferred stock, ($.0001 par value, 20,000,000
          shares authorized; none issued and outstanding.)              --

         Common stock ($.0001 par value, 250,000,000
          shares authorized; 31,340,000 shares issued and
          outstanding as of April 30, 2009)                          3,134

         Deficit accumulated during development stage               (3,134)
                                                              ------------
    Total Stockholders' Equity (Deficit)                                --

           TOTAL LIABILITIES &
                      STOCKHOLDERS' EQUITY (DEFICIT)
                                                              ------------
                                                              $         --
                                                              ============

                       See Notes to Financial Statements


                           Mayquest Ventures, Inc.
                        (A Development Stage Company)
                           Statement of Operations



                                                               February 9,
                                                                  2009
                                                               (Inception)
                                                                 through
                                                                April 30,
                                                                  2009
                                                               ----------
    Revenues

        Revenues                                               $       --
                                                               ----------

    Total Revenues                                                     --

    General & Administrative Expenses

        Organization and related expenses                           3,134
                                                               ----------

    Total General & Administrative Expenses                         3,134
                                                               ----------


    Net Loss                                                   $   (3,134)
                                                               ==========


    Basic loss per share                                       $    (0.00)
                                                               ==========

    Weighted average number of
      common shares outstanding                                31,340,000
                                                               ==========


                       See Notes to Financial Statements

                                                     Mayquest Ventures, Inc.
                                                  (A Development Stage Company)
                                      Statement of Changes in Stockholders' Equity (Deficit)
                                     From February 9, 2009 (inception) through April 30, 2009


                                                                                                  Deficit
                                                                                                Accumulated
                                          Common           Common           Additional            During
                                           Stock            Stock             Paid-in           Development
                                                           Amount             Capital              Stage           Total
                                         ----------      ----------         ----------          -----------     ----------

February 9, 2009 (inception)
Shares issued for services
at $.0001 per share                      31,340,000      $    3,134         $       --          $       --      $    3,134

Net loss, April 30, 2009                                                                            (3,134)         (3,134)

                                         ----------      ----------         ----------          -----------     ----------

Balance, April 30, 2009                  31,340,000      $    3,134         $       --          $   (3,134)     $       --
                                         ==========      ==========         ==========          ===========     ==========


                       See Notes to Financial Statements


                                      Mayquest Ventures, Inc.
                                   (A Development Stage Company)
                                      Statement of Cash flows


                                                                             February 9,
                                                                                2009
                                                                             (Inception)
                                                                               through
                                                                              April 30,
                                                                                2009
                                                                            ------------
    CASH FLOWS FROM OPERATING ACTIVITIES

        Net income (loss)                                                   $     (3,134)
                                                                            ------------

         Net cash provided by (used in) operating activities                      (3,134)

    CASH FLOWS FROM INVESTING ACTIVITIES

         Net cash provided by (used in) investing activities                          --
                                                                            ------------
    CASH FLOWS FROM FINANCING ACTIVITIES

         Common stock issued to founder for services rendered                      3,134
                                                                            ------------

         Net cash provided by (used in) financing activities                       3,134
                                                                            ------------

        Net increase (decrease) in cash                                               --

        Cash at beginning of year                                                     --
                                                                            ------------

        Cash at end of year                                                 $         --
                                                                            ============
    NONCASH INVESTING AND FINANCING ACTIVITIES:

    Common stock issued to founder for services rendered                    $      3,134
                                                                            ============
    SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

    Interest paid                                                           $         --
                                                                            ============

    Income taxes paid                                                       $         --
                                                                            ============

                       See Notes to Financial Statements

                            MAYQUEST VENTURES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM FEBRUARY 9, 2009 (INCEPTION) TO APRIL 30, 2009


NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

Mayquest Ventures, Inc. (the "Company"), a development stage company, was incorporated under the laws of the State of Delaware on February 9, 2009 and has been inactive since inception. The Company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - DEVELOPMENT STAGE COMPANY

The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Company" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

ACCOUNTING METHOD

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. There were no current or deferred

                            MAYQUEST VENTURES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM FEBRUARY 9, 2009 (INCEPTION) TO APRIL 30, 2009


NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

income tax expenses or benefits due to the Company not having any material operations for period ended April 30, 2009.

BASIC EARNINGS (LOSS) PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective February 9, 2009 (inception).

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

STOCK-BASED COMPENSATION

The Company recognizes the services received or goods acquired in a share-based payment transaction as services are received or when it obtains the goods as an increase in equity or a liability, depending on whether the instruments granted satisfy the equity or liability classification criteria [FAS-123(R), par.5].

A share-based payment transaction with employees is measured base on the fair value (or, in some cases, a calculated or intrinsic value) of the equity instrument issued. If the fair value of goods or services received in a share-based payment with non-employees is more reliably measurable than the fair value of the equity instrument issued, the fair value of the goods or services received shall be used to measure the transaction. Conversely, if the fair value of the equity instruments issued in a share-based payment transaction with non-employees is more reliably measurable than the fair value of the consideration received, the transaction is measured at the fair value of the equity instruments issued [FAS-123(R), par.7].

The cost of services received from employees in exchange for awards of share-based compensation generally is measured at the fair value of the equity instruments issued or at the fair value of the liabilities incurred. The fair value of the liabilities incurred in share-based transactions with employees is remeasured at the end of each reporting period until settlement [FAS-123(R), par.10].

Share-based payments awarded to an employee of the reporting entity by a related party or other holder of an economic interest in the entity as compensation for services provided to the entity are share-based transactions to be accounted for under FAS-123(R) unless the transfer is clearly for a purpose other than compensation for services to the reporting entity. The substance of such a transaction is that the economic interest holder makes a capital contribution to the reporting entity and that entity makes a share-based payment to its employee in exchange for services rendered [FAS-123(R), par.11].

IMPACT OF NEW ACCOUNTING STANDARDS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

                            MAYQUEST VENTURES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM FEBRUARY 9, 2009 (INCEPTION) TO APRIL 30, 2009



NOTE 3.  GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.


NOTE 4.   SHAREHOLDER'S EQUITY

Upon formation, the Board of Directors issued 31,340,000 shares of common stock to the founding shareholder in exchange for incorporation fees of $89, annual resident agent fees in the State of Delaware for $50, and developing the Conpany' business concept and plan valued at $2,995 to a total sum of $3,134.

The stockholders' equity section of the Company contains the following classes of capital stock as of April 30, 2009:

       * Common stock, $ 0.0001 par value: 250,000,000 shares authorized; 31,340,000 shares issued and outstanding

       *  Preferred   stock,   $   0.0001  par  value:  20,000,000  shares
          authorized; but not issued and outstanding.

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                                 EXHIBIT INDEX

Exhibit
Number         Description
------         -----------

  3.1          Certificate of Incorporation*

  3.2          By-Laws*

  3.3          Specimen Stock Certificate*

-------------
*Indicates exhibit was previously filed.




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